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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report  (Date of earliest event reported)  May 14, 1998


                                V-ONE CORPORATION
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             (Exact name of registrant as specified in its charter)

                           Commission File No. 0-21511

Delaware                                              52-1953278
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(State or other jurisdiction of incorporation) (IRS Employer Identification No.)



20250 Century Boulevard - Suite 300
Germantown, Maryland                                                20874
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(Address of principal executive offices)                            (Zip Code)



               Registrant's telephone number, including area code:

                                 (301) 515-5200
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         (Former name or former address, if changed since last report.)



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Item 5.  Other Events.
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         On May 14, 1998, V-ONE Corporation, a Delaware corporation ("Company"), held its 1998 annual meeting of shareholders ("Annual Meeting"). Shareholder approval was sought on the following proposals with the results indicated:

         1. Charles C. Chen and David D. Dawson were elected as directors of the Company, with terms expiring at the 2001 annual meeting, or until their successors have been elected and qualified, with the indicated votes:

                            For             Withheld         Abstain
                            ---             --------         -------

Charles C. Chen         10,826,662           45,675          669,139
David D. Dawson         10,763,809          108,528          669,139

         The directors whose terms of office continued after the Annual Meeting are James F. Chen, Harry S. Gruner and William E. Odom.

         There were no broker non-votes with respect to the election of directors.

         2. The V-ONE Corporation 1998 Incentive Stock Plan was ratified, with 7,236,691 shares of Common Stock voted for the proposal, 269,362 shares of Common Stock voted against the proposal, and 927,179 shares of Common Stock abstaining. There were 3,209,939 shares of Common Stock subject to broker non-votes.

         3. The issuance of (a) shares of the Company's Series A Convertible Preferred Stock ("Series A Stock") to Advantage Fund II Ltd. ("Advantage"), (b) warrants ("Consultant Warrants") to purchase Common Stock of the Company, issued to Wharton Capital Partners Ltd. ("Wharton") and other persons pursuant to the Company's engagement letter with Wharton dated October 22, 1997 ("Engagement
Letter"), and (c) the shares of the Company's Common Stock issuable in connection with the Series A Stock, the warrants issuable on conversion of the Series A Stock and the Consultant Warrants, was not ratified pursuant to Nasdaq Rule 4460(i) with 1,885,948 shares of Common Stock voted for the proposal, 5,688,455 shares of Common Stock voted against the proposal, and 858,829 shares of Common Stock abstaining. There were 3,209,939 shares of Common Stock subject to broker non-votes.

         4. The issuance pursuant to the terms of the Commitment Letter dated December 8, 1997 between the Company and Advantage of (a) shares of a new series of the Company's preferred stock ("New Preferred Stock") to Advantage, (b) warrants ("New Warrants") to purchase Common Stock of the Company to be issued to Wharton and other persons pursuant to the Engagement Letter and (c) the shares of the Company's Common Stock issuable in connection with the New Preferred Stock, the warrants issuable on conversion of the New Preferred Stock and the New Warrants, was not approved pursuant to Nasdaq Rule 4460(i) with 1,887,948 shares of Common Stock voted for the proposal, 5,686,905 shares of


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Common Stock voted  against the proposal and 858,379  shares  abstaining.  There were 3,209,939 shares of Common Stock subject to broker non-votes.

         5. The appointment of Coopers & Lybrand L.L.P., independent public accountants, as the auditors of the Company for the year ending December 31, 1998, was ratified with 10,401,101 shares of Common Stock voted for the proposal, 206,146 shares of Common Stock voted against the proposal, and 934,229 shares of Common Stock abstaining. There were no broker non-votes with respect to this proposal.

         The following documents relating to the transactions described in items 3 and 4 above were included as exhibits to the Company's Form 8-K, as filed with the Securities and Exchange Commission on December 15, 1997:

         1.       Certificate of Designations of Series A Convertible  Preferred
                  Stock;

         2. Subscription Agreement dated as of December 3, 1997 between V-ONE Corporation and Advantage Fund II Ltd.;

         3. Registration Rights Agreement dated as of December 3, 1997 between V-ONE Corporation and Advantage Fund II Ltd.;

         4.       Commitment   Letter  dated  December  8,  1997  between  V-ONE
                  Corporation and Advantage Fund II Ltd.;

         5. Registration Rights Agreement dated as of December 8, 1997 between V-ONE Corporation and Wharton Capital Partners, Ltd.;

         6. Warrant to purchase 60,000 shares of Common Stock issued on December 8, 1997 by V-ONE Corporation to Wharton Capital Partners, Ltd.; and

         7. Letter agreement between V-ONE Corporation and Wharton Capital Partners, Ltd. dated October 22, 1997.









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





                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated:  May 14, 1998



                                      V-ONE CORPORATION



                                      By:    /s/ Charles B. Griffis
                                             ----------------------
                                      Name:  Charles B. Griffis
                                      Title: Senior Vice President and Chief
                                              Financial Officer








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